UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2009

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 326— 11th Avenue SW Calgary, Alberta, Canada	T2R 0C5

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 27, 2009, the Audit Committee of the Board of Directors of Oilsands Quest Inc. (the “Company”) concluded that the Company’s financial statements for the quarterly period ended July 31, 2009 will be restated.

 The amendment is required in order to restate the expense recorded for stock based compensation for the 3 months ended July 31, 2009 to correctly account for the forfeiture of options for employees who have left the Company, as required by authoritative guidance on Share Based Payment issued by the Financial Accounting Standards Board.

 The restatement does not have any impact on the Company’s cashflows for the affected period nor does it affect the extent or value of the Company's resource base or other assets.

The Company’s Audit Committee and members of the Company’s management have discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02(a).

Item 8.01.                      Other Events.

On November 27, 2009, the Company issued a press release announcing its intent to restate the financial statements as described in Item 4.02(a) above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)                 Exhibits.

99.1                      Press Release issued November 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2009                                                                Oilsands Quest Inc.
                                                                          (Registrant)

            __/s/ Garth Wong________________
            Name:  Garth Wong
            Title:    Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                       Description

99.1                      Press Release issued November 27, 2009.